    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999
                                                      REGISTRATION NO. 333-87459
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                        ADVANCED ENERGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                84-0846841
            (State or other jurisdiction of                                   (IRS Employer
            incorporation or organization)                               Identification Number)

                                ----------------

                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                RICHARD P. BECK
                        ADVANCED ENERGY INDUSTRIES, INC.
                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                WITH COPIES TO:

           MICHELLE L. JOHNSON                           BARRY L. DASTIN
            CARISSA C. W. COZE                           RUSS A. CASHDAN
         THELEN REID & PRIEST LLP            KAYE, SCHOLER, FIERMAN, HAYS & HANDLER,
    TWO EMBARCADERO CENTER, SUITE 2100                         LLP
   SAN FRANCISCO, CALIFORNIA 94111-3995        1999 AVENUE OF THE STARS, SUITE 1600
                                                  LOS ANGELES, CALIFORNIA 90067

                                ----------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________________

    If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________________

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Advanced Energy and the selling stockholders in connection with the sale of the common stock and convertible notes being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

                                                               AMOUNT
                                                             TO BE PAID
                                                         ------------------
SEC Registration Fee...................................      $   36,776
NASD Filing Fee........................................          13,729
Nasdaq Listing Fee.....................................           8,750
Printing...............................................         175,000
Legal Fees and Expenses................................         100,000
Accounting Fees and Expenses...........................          18,000
Blue Sky Fees and Expenses.............................          10,000
Transfer Agent and Registrar Fees......................           5,000
Miscellaneous..........................................          42,745
                                                             ----------
    Total..............................................      $  410,000
                                                             ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law ("DGCL"), Advanced Energy's Certificate of Incorporation, as amended (the "AE Certificate"), provides that no director shall be personally liable to Advanced Energy or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to Advanced Energy or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) under
Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. While the AE Certificate provides protection from awards for monetary damages for breaches of fiduciary duty, it does not eliminate the director's duty of care. Accordingly, the AE Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the AE Certificate described above apply to officers of Advanced Energy only if they are directors of Advanced Energy and are acting in their capacity as directors, and does not apply to officers of Advanced Energy who are not directors.

    In addition, Advanced Energy's Bylaws provide that Advanced Energy shall indemnify its Executive Officers (as defined in Rule 3b-7 under the Exchange
Act) and directors, and any employee who serves as an Executive Officer or director of any corporation at Advanced Energy's request, to the fullest extent permitted under and in accordance with the DGCL; provided, however, that Advanced Energy may modify the extent of such indemnification by individual contracts with its Executive Officers and directors; and, provided further, that Advanced Energy shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law;
(ii) the proceeding was authorized by the directors of Advanced Energy;
(iii) such indemnification is provided by Advanced Energy, in its sole discretion, pursuant to the powers vested in Advanced Energy under the DGCL; or
(iv) such indemnification is required to be made under Article XI, Section 43, Subsection (d) of Advanced Energy's Bylaws. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    Advanced Energy maintains a policy of directors' and officers' liability insurance that insures Advanced Energy's directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

    In addition, the selling stockholders and the underwriters for this offering, and the underwriters for the concurrent convertible notes offering, have agreed to indemnify Advanced Energy's officers, directors and controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS

EXHIBIT                                         DESCRIPTION
-------                                         -----------
         *1.1           Form of Underwriting Agreement among the Underwriters, the selling stockholders and Advanced Energy Industries, Inc.

          4.1           Restated Certificate of Incorporation, as amended (1)

          4.2           Bylaws (2)

          4.3           Specimen Certificate for the Common Stock (2)

          4.4           Form of Indenture between State Street Bank and Trust
                        Company of California, N.A., as trustee, and Advanced Energy
                        Industries, Inc. (including form of   % Convertible
                        Subordinated Note due 2006) (3)

         *4.5           Undertaking re Other Long-Term Debt

          5.1           Opinion of Thelen Reid & Priest LLP re Legality of the
                        Common Stock

         23.1           Consent of Thelen Reid & Priest LLP (4)

         23.2           Consent of Arthur Andersen LLP

         23.3           Consent of KPMG LLP

        *24.1           Power of Attorney

--------------

(1) Incorporated by reference from Advanced Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed July 28, 1999 (File No. 000-26966).

(2) Incorporated by reference from Advanced Energy's Registration Statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3) Incorporated by reference from Advanced Energy's Registration Statement on Form S-3 relating to the convertible notes, filed September 21, 1999 (File No. 333-87455).

(4) Included in Exhibit 5.1.

*   Previously filed.

ITEM 17.  UNDERTAKINGS

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 25, 1999.

                                                       ADVANCED ENERGY INDUSTRIES, INC.

                                                       By:    /s/ RICHARD P. BECK
                                                              --------------------------------------
                                                       Name:  Richard P. Beck
                                                              --------------------------------------
                                                       Title: Senior Vice President and Chief
                                                              Financial Officer
                                                              --------------------------------------

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: October 25, 1999                         /s/ DOUGLAS S. SCHATZ*
                                               --------------------------------------------
                                               Douglas S. Schatz
                                               Chief Executive Officer and Chairman of the
                                               Board
                                               (Principal Executive Officer)

Date: October 25, 1999                         /s/ HOLLIS L. CASWELL*
                                               --------------------------------------------
                                               Hollis L. Caswell
                                               President, Chief Operating Officer and
                                               Director

Date: October 25, 1999                         /s/ RICHARD P. BECK
                                               --------------------------------------------
                                               Richard P. Beck
                                               Senior Vice President and Chief Financial
                                               Officer and Director
                                               (Principal Financial and Accounting Officer)

Date: October 25, 1999                         /s/ G. BRENT BACKMAN*
                                               --------------------------------------------
                                               G. Brent Backman
                                               Director

Date: October 25, 1999                         /s/ ARTHUR A. NOETH*
                                               --------------------------------------------
                                               Arthur A. Noeth
                                               Director

Date: October 25, 1999                         /s/ ELWOOD SPEDDEN*
                                               --------------------------------------------
                                               Elwood Spedden
                                               Director

Date: October 25, 1999                         /s/ GERALD STAREK*
                                               --------------------------------------------
                                               Gerald Starek
                                               Director

Date: October 25, 1999                         /s/ ARTHUR ZAFIROPOULO*
                                               --------------------------------------------
                                               Arthur Zafiropoulo
                                               Director

*By:      /s/ RICHARD P. BECK
  ----------------------------------------
             Richard P. Beck
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT                                         DESCRIPTION
-------                                         -----------
         *1.1           Form of Underwriting Agreement among the Underwriters, the selling stockholders and Advanced Energy Industries, Inc.

          4.1           Restated Certificate of Incorporation, as amended (1)

          4.2           Bylaws (2)

          4.3           Specimen Certificate for the Common Stock (2)

          4.4           Form of Indenture between State Street Bank and Trust
                        Company of California, N.A., as trustee, and Advanced Energy
                        Industries, Inc. (including form of   % Convertible
                        Subordinated Note due 2006) (3)

         *4.5           Undertaking re Other Long-Term Debt

          5.1           Opinion of Thelen Reid & Priest LLP re Legality of the
                        Common Stock

         23.1           Consent of Thelen Reid & Priest LLP (4)

         23.2           Consent of Arthur Andersen LLP

         23.3           Consent of KPMG LLP

        *24.1           Power of Attorney

--------------

(1) Incorporated by reference from Advanced Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed July 28, 1999 (File No. 000-26966).

(2) Incorporated by reference from Advanced Energy's Registration Statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3) Incorporated by reference from Advanced Energy's Registration Statement on Form S-3 relating to the convertible notes, filed September 21, 1999 (File No. 333-87455).

(4) Included in Exhibit 5.1.

*   Previously filed.